                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           Transworld Healthcare, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
         (2)        Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)        Proposed maximum aggregate value of transaction:
         (5)        Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
         (1)        Amount previously paid:
         (2)        Form, Schedule or Registration Statement No.:
         (3)        Filing Party:
         (4)        Date Filed:

                           TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                     --------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     --------------------------------------
                                  JUNE 21, 2001
                     --------------------------------------

To the Shareholders of TRANSWORLD HEALTHCARE, INC.:

                  NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of shareholders of Transworld Healthcare, Inc. (the "Company") will be held at 805 Third Avenue, New York, New York 10022, 20th Floor, on June 21, 2001, at 10:30 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

                  I. To elect five directors to serve for a term of one year and until their respective successors are duly elected and qualified.

                  II. To ratify the appointment by the Company's Board of Directors of Ernst & Young LLP, as independent accountants of the Company for the fiscal year ending September 30, 2001.

                  III. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

                  The accompanying Proxy Statement forms a part of this Notice.

                  The Board of Directors has fixed the close of business on May 14, 2001 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                  A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 is enclosed.

                  YOU ARE EARNESTLY REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE GREATLY APPRECIATED.

                              By Order of the Board of Directors
                              /s/ Leslie J. Levinson
                              --------------------------
                               Leslie J. Levinson
                                    Secretary
May 23, 2001


--------------------------------------------------------------------------------

                  YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES,
                   PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED
                        PROXY AND MAIL IT PROMPTLY IN THE
                            ENCLOSED RETURN ENVELOPE.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               PAGE
INTRODUCTION.....................................................................................................1

         Annual Meeting Matters..................................................................................1
         General   ..............................................................................................1

VOTING RIGHTS AND VOTING SECURITIES..............................................................................2

         Voting at the Annual Meeting............................................................................2
         Security Ownership of Certain Beneficial Owners and Management..........................................2
         Compliance With Section 16(a) of the Securities Exchange Act of 1934....................................4

PROPOSAL I:  ELECTION OF DIRECTORS...............................................................................4

         Required Affirmative Vote...............................................................................4
         Directors and Officers of the Company...................................................................5
         Meetings of the Board of Directors......................................................................7
         Board Committees........................................................................................7
         Executive Compensation..................................................................................8
         Summary Compensation Table..............................................................................8
         Aggregate Option Exercises in Fiscal 2000 and 2000 Fiscal Year-End
                   Option Values.................................................................................9
         Compensation of Directors...............................................................................9
         Employment Agreements; Termination of Employment and
                   Change-in-Control Arrangements................................................................9
         Compensation Committee Interlocks and Insider Participation.............................................9
         Stock Option Plans......................................................................................9
         Indemnification........................................................................................11
         Executive Bonus Plan...................................................................................11
         Compensation Committee Report..........................................................................11
         Report Of The Audit Committee of the Board Of Directors................................................13
         Comparative Performance of the Company.................................................................14
         Performance Graph......................................................................................15
         Certain Relationships and Related Transactions.........................................................17

PROPOSAL II:  RATIFICATION OF INDEPENDENT AUDITORS..............................................................18

         Required Affirmative Vote..............................................................................19

2001 SHAREHOLDER PROPOSALS......................................................................................19


OTHER MATTERS...................................................................................................20


SOLICITATION OF PROXIES.........................................................................................20


ADDITIONAL INFORMATION..........................................................................................20

                           TRANSWORLD HEALTHCARE, INC.
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                     --------------------------------------


                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 21, 2001

                     --------------------------------------
                                  INTRODUCTION
                     --------------------------------------

                  This Proxy Statement and the accompanying proxy are being furnished to shareholders of Transworld Healthcare, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Shareholders to be held at 805 Third Avenue, New York, New York 10022, 20th Floor, on June 21, 2001, at 10:30 a.m., and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, and the accompanying proxy, together with a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2000, including the financial statements contained therein, are first being mailed or delivered to shareholders of the Company on or about May 23, 2001.

                  ANNUAL MEETING MATTERS

                  At the Annual Meeting, shareholders of the Company as of the close of business on May 14, 2001 (the "Record Date") will consider and vote upon the following: (i) Proposal I for the election of five directors to serve for a term of one year and until their respective successors are duly elected and qualified; and (ii) Proposal II for the ratification of the appointment by the Company's Board of Directors of Ernst & Young LLP, as independent accountants of the Company for the fiscal year ending September 30, 2001.

                  APPROVAL OF PROPOSAL I TO ELECT FIVE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.01 PER SHARE (THE "COMMON STOCK") REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

                  APPROVAL OF PROPOSAL II TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001 REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

                  GENERAL

                  The enclosed proxy provides that each shareholder may specify that his or her shares be voted "for," "against" or "abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals.

                  Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda. Such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy.

                  Any shareholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

                  Representatives of Ernst & Young LLP, independent accountants of the Company are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders which they deem appropriate.

                  Whether or not you attend the Annual Meeting, your vote is important. Accordingly, you are asked to sign and return the accompanying proxy regardless of the number of shares you own. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                       VOTING RIGHTS AND VOTING SECURITIES

                  VOTING AT THE ANNUAL MEETING

                  The Board of Directors has fixed the close of business on May 14, 2001 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had 17,304,876 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding voting securities of the Company. Each shareholder of Common Stock will be entitled to one vote per share, either in person or by proxy, on each matter presented to the shareholders of the Company at the Annual Meeting. The holders of a majority of all of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal I. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve Proposal II.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the number and percentage of shares of Common Stock beneficially owned, as of the Record Date, by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each of the "named executive officers" as defined under the rules and regulations of the Securities Act of 1933, as amended; and (iv) all directors and executive officers of the Company as a group (7 persons).


                                                           NUMBER OF SHARES                  PERCENTAGE
NAME                                                      BENEFICIALLY OWNED             BENEFICIALLY OWNED
----                                                      ------------------             ------------------
Timothy M. Aitken(1)..............................                 767,500                       4.3%
Sarah L. Eames(2).................................                 239,000                       1.4%
John B. Wynne(3)..................................                  16,667                       *
Wayne A. Palladino(4).............................                     ---                      ---
Lewis S. Ranieri(5)...............................              14,287,310                      70.4%
Scott A. Shay(5)..................................              14,287,310                      70.4%
Jeffrey S. Peris(6)...............................                   5,334                       *
G. Richard Green(6)...............................                   6,334                       *
Hyperion Partners II L.P.(7)......................              14,287,310                      70.4%
Hyperion TW Fund L.P.(8)..........................              14,287,310                      70.4%
Hyperion TWH Fund LLC (9).........................              14,287,310                      70.4%
Dimensional Fund Advisors, Inc.(10)...............                 959,000                       5.5%
All executive officers and directors as a
    group (7 persons)(11).........................              15,322,145                      72.0%
-----------------------------------------------------

*         Less than one percent.

(1) Includes 747,500 shares subject to options exercisable within 60 days from the Record Date.

(2) Includes 235,000 shares subject to options exercisable within 60 days from the Record Date.

(3) Includes 16,667 shares subject to options exercisable within 60 days from the Record Date.

(4) Mr. Palladino resigned as Senior Vice President and Chief Financial Officer of the Company effective August 11, 2000.

(5) Includes 6,854,454 shares of Common Stock and 3,000,000 shares of Common Stock underlying the warrants (the "Warrants") exercisable within 60 days from the Record Date acquired pursuant to the HPII Purchase Agreement (as defined herein) which Hyperion Partners II L.P. ("HPII") has purchased, 4,148,456 shares of Common Stock which Hyperion TW Fund L.P. (the "Fund") has purchased and 284,400 shares of Common Stock which Hyperion TWH Fund LLC (the "TWH Fund") has purchased (each of which are affiliates of Messrs. Ranieri and Shay) and as to which Messrs. Ranieri and Shay disclaim beneficial ownership. The business address of Messrs. Ranieri and Shay is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553. See "Certain Relationships and Related Transactions - Transactions with Principal Shareholders."

(6) Includes 3,334 shares subject to options exercisable within 60 days from the Record Date.

(7) Includes 4,148,456 shares of Common Stock which the Fund (an affiliate of HPII) has purchased and 284,400 shares of Common Stock which the TWH Fund (an affiliate of HPII) has purchased and as to which HPII disclaims beneficial ownership and 3,000,000 shares of Common Stock subject to the Warrants exercisable within 60 days from the Record Date. The address of HPII is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553. See "Certain Relationships and Related Transactions - Transactions with Principal Shareholders."

(8) Includes 6,854,454 shares of Common Stock and 3,000,000 shares subject to the Warrants exercisable within 60 days from the Record Date which HPII (an affiliate of the Fund) has purchased and 284,400 shares of Common Stock which the TWH Fund (an affiliate of the Fund) has purchased and as to which the Fund disclaims beneficial ownership. The address of the Fund is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(9) Includes 4,148,456 shares of Common Stock which the Fund (an affiliate of the TWH Fund) has purchased and 6,854,454 shares of Common Stock and 3,000,000 shares subject to warrants exercisable within 60 days from the Record Date which HPII (an affiliate of the TWH Fund) has purchased and as to which the TWH Fund disclaims beneficial ownership. The address of the TWH Fund is 50 Charles Lindbergh Boulevard, Uniondale, New York 11553.

(10) Represents 959,000 shares of Common Stock owned by advisory clients of Dimensional Fund Advisors, Inc. ("DFAI") as to which DFAI disclaims beneficial ownership. DFAI filed a Schedule 13G with the Securities and Exchange Commission with respect to such securities on February 2, 2001. The address of DFAI is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(11) Includes all shares held by Messrs. Aitken, Wynne, Ranieri, Shay, Peris and Green and Ms. Eames, and those shares subject to options and Warrants held by such individuals exercisable within 60 days from the Record Date.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                  The Securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and shareholders who beneficially own more than 10% of the Company's Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons during the fiscal year ended September 30, 2000, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the fiscal year ended September 30, 2000, other than John B. Wynne, the Vice President and Chief Financial Officer of the Company, who inadvertently did not timely file his Form 3.

                        PROPOSAL I: ELECTION OF DIRECTORS

                  At the Annual Meeting, five directors are to be elected to serve for a term of one year and until their respective successors are duly elected and qualified. All of the nominees are currently members of the Board of Directors.

                  The persons named in the enclosed proxy intend to vote for the election of the Company's nominees, who are listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named.

                  REQUIRED AFFIRMATIVE VOTE

                  Approval of Proposal I to elect five directors requires the affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting.

                  DIRECTORS AND OFFICERS OF THE COMPANY

                  The following table sets forth certain information concerning the Company's directors and officers including the nominees for the Board of
Directors:

                 NAME                            AGE     POSITIONS WITH THE COMPANY
                 ----                            ---     --------------------------
                 Timothy M. Aitken*               56     Chairman of the Board and Chief Executive Officer
                 Sarah L. Eames                   42     President
                 John B. Wynne                    39     Vice President and Chief Financial Officer
                 Leslie J. Levinson               46     Secretary
                 Lewis S. Ranieri*                54     Director
                 Scott A. Shay*                   43     Director
                 Jeffrey S. Peris*                55     Director
                 G. Richard Green*                62     Director

                 ------------------------------

                 *Indicates nominee for Director.

                  Certain biographical information regarding each director and officer of the Company is set forth below:

                  Timothy M. Aitken has served as Chairman of the Board and Chief Executive Officer of the Company since January 15, 1997. Prior to joining the Company, Mr. Aitken served as an independent consultant to the health care industry from November 1995 until January 1997. From June 1995 until November 1995, Mr. Aitken served as the vice chairman and president of Apria Healthcare Group, Inc., a California based home health care company. He also served as chairman of the board of Omnicare plc from September 1995 until its acquisition by the Company. From 1990 until June 1995, Mr. Aitken served as chairman of the board, president and chief executive officer of Abbey Healthcare Group Inc., a California based home health care company.

                  Sarah L. Eames has served as President of the Company since May 1998, and she served as Executive Vice President, Business Development and Marketing of the Company from June 1997 to May 1998. Prior to joining the Company, Ms. Eames was employed by Johnson & Johnson Professional, Inc. as a business development consultant from 1996 to 1997. From June 1995 until November 1995, Ms. Eames served as Vice President, Marketing for Apria Healthcare Group, Inc. From 1980 until June 1995 Ms. Eames held various marketing and business development positions at Abbey Healthcare Group Inc., a predecessor company of Apria Healthcare Group, Inc.

                  John B. Wynne joined the Company in June 2000 as Vice President of Finance and has served as Vice President and Chief Financial Officer since August 2000. Prior to joining the Company, Mr. Wynne was Chief Financial Officer of Wassall, USA, Inc., a private equity concern where he was employed from August 1996. From 1983 until 1996, Mr. Wynne was employed by Coopers & Lybrand LLP.

                  Leslie J. Levinson has served as Secretary of the Company since September 1999 and had previously served in such capacity from October 1990 to July 1997. Since June 1991, he has been a partner in the law firm of Baer Marks & Upham LLP, which firm serves as counsel to the Company. From January 1988 until June 1991, he was a partner in the law firm of Dow, Lohnes & Albertson, which firm served as counsel to the Company.

                  Lewis S. Ranieri has been a Director of the Company since May 1997. From 1988 to February 2001 he was the chairman of Bank United Corp. He was also the president and chief executive of the predecessors of Bank United Corp. and the chairman of Bank United, the subsidiary of Bank United Corp., from 1988 until July 15, 1996. Mr. Ranieri is also the chairman and president of Ranieri & Co., Inc., positions he has held since founding Ranieri & Co., Inc., in 1988. Mr. Ranieri is a founder of Hyperion Partners L.P. and of Hyperion Partners II L.P. He is also vice chairman of Hyperion Capital Management, Inc., a registered investment advisor. Mr. Ranieri is a director of The Hyperion Total Return Fund, Inc.; Inc.; The Hyperion 2002 Term Trust, Inc. and Hyperion 2005 Investment Grade Opportunity Trust, Inc. Mr. Ranieri is also chairman and/or president of various other entities owned directly or indirectly by Hyperion Partners L.P. and Hyperion Partners II L.P. He is also a director of American Marine Holdings, Inc. and Delphi Financial Group, Inc. Mr. Ranieri is a former vice chairman of Salomon Brothers Inc. where he was employed from 1968 to 1987, and was one of the principal developers of the secondary mortgage market. He is a member of the National Association of Home Builders Mortgage Roundtable.

                  Scott A. Shay has been a Director of the Company since January 1996 and served as Acting Chairman of the Board of the Company from September 1996 until January 1997. Mr. Shay has been a managing director of Ranieri & Co., Inc. since its formation in 1988. Mr. Shay currently serves as the Chairman of the Board of Signature Bank, a subsidiary of Bank Hapoalim, and is currently a director of Allied Healthcare (UK) Ltd. and Transworld Healthcare (UK) Ltd., which are both subsidiaries of the Company, Bank Hapoalim B.M., in Tel Aviv, Israel, Super Derivatives and Hyperion Capital Management, Inc., as well as an officer or director of other direct and indirect subsidiaries of Hyperion Partners L.P. and Hyperion Partners II L.P. Mr. Shay is also a director of the general partner of Cardholder Management Services, L.P. Prior to joining Ranieri & Co., Inc., Mr. Shay was a director of Salomon Brothers Inc. where he was employed from 1980 to 1988.

                  Jeffrey S. Peris has been a Director of the Company since May 1998. Dr. Peris has been the vice president of business operation of Knoll Pharmaceutical (BASF Pharma) where he is responsible for human resources and corporate communications since April 1998. Dr. Peris had been a management consultant to various Fortune 100 companies from May 1997 until April 1998. From 1972 until May 1997, Dr. Peris was employed by Merck & Co., Inc., where he served as the executive director of human resources from 1985 until May 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

                  G. Richard Green has been a Director of the Company since August 1998. Mr. Green has been the chairman since 1987 and a director since 1960 of J.H. & F.W. Green Ltd. a conglomerate based in the United Kingdom. Since 1960, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries. Mr. Green was also a director of Abbey Healthcare Group, Inc. from 1991 to 1995. He also held directorships of Omnicare plc and Medigas Ltd. from 1993 to 1996.

                  All directors of the Company are elected by the shareholders for a one-year term and hold office until the next annual meeting of shareholders of the Company and until their successors are elected and qualified. There are no family relationships among the directors and officers of the Company. All directors who are not employees of the Company are entitled to receive a fee of $10,000 per annum. In addition, all directors are reimbursed for all reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board of Directors. Officers are chosen by and serve at the discretion of the Board of Directors. See "Certain Relationships and Related Transactions -- Transactions with Principal Shareholders."

                  Other than Timothy M. Aitken and Sarah L. Eames none of the Company's executive officers have employment agreements or letters with the Company. See "Executive Compensation" and "Employment Agreements; Termination of Employment and Change-in-Control Arrangements."

                  MEETINGS OF THE BOARD OF DIRECTORS

                  The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board of Directors are informed about the Company's affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the Board of Directors and committee meetings by the Chairman and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board of Directors meetings, but also through personal meetings and other communications, including telephone contact with the Chairman of the Board and others regarding matters of interest and concern to the Company.

                  During the fiscal year ended September 30, 2000, the Company's Board of Directors held five formal meetings and acted by unanimous written consent in lieu of a meeting, on two separate occasions. During the fiscal year ended September 30, 2000, no director attended fewer than 75% of the Board meetings and any applicable committee meetings.

                  BOARD COMMITTEES

                  The Company's Board of Directors has an Audit Committee and a Compensation Committee but does not have a nominating committee. The members of each committee are appointed by the Board of Directors.

                  Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for: (i) reviewing the scope and results of the audit; (ii) reviewing the Company's financial condition and results of operations with management; (iii) considering the adequacy of the internal accounting and control procedures of the Company; and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditor's independence. The Audit Committee consists of Messrs. Green, Shay and Peris. The Audit Committee was also in session during each of the Company's five formal meetings of its Board of Directors during the fiscal year ended September 30, 2000.

                  Recently the American Stock Exchange ("Amex") amended its rules relating to the structure and membership requirements of audit committees, including but not limited to modifications to the definition of an independent director for purposes of audit committees. Under the Amex rules, Mr. Shay may be deemed not to be independent. Mr. Shay is not a current employee or an immediate family member of any employee of the Company. Under applicable Amex rules, Mr. Shay may continue to serve on the Audit Committee provided that the Company believes that such continued service would be in the best interest of the Company and its shareholders . In addition to his substantial and significant financial background, Mr. Shay has a long standing and intricate knowledge of the Company's affairs having served on its Board of Directors for over 5 years. The Company believes that the benefits of such knowledge and experience outweigh any effect should Mr. Shay be deemed not to be independent for purposes of the Amex rules.

                  Compensation Committee. The Compensation Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The Compensation Committee consists of Messrs. Ranieri and Shay. The Compensation Committee was also in session during each of the Company's five formal meetings of its Board of Directors during the fiscal year ended September 30, 2000.

                  EXECUTIVE COMPENSATION

                  The following table summarizes all compensation earned by or paid to the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose total annual salary and bonus compensation exceeded $100,000 (collectively, the "Named Officers") for services rendered in all capacities to the Company for the fiscal years ended September 30, 2000, 1999 and 1998. No other executive officer of the Company received Compensation in excess of $100,000 for the fiscal year ended September 30, 2000.


                           SUMMARY COMPENSATION TABLE


                                                                                         LONG-TERM
                                                                                    COMPENSATION AWARDS
                                                         ANNUAL             -------------------------------------
                                                      COMPENSATION             RESTRICTED       SECURITIES
NAME AND                          FISCAL          -------------------------      STOCK          UNDERLYING         ALL OTHER
PRINCIPAL POSITION                 YEAR           SALARY         BONUS           AWARDS           OPTIONS         COMPENSATION
------------------                 ----           ------         -----           ------           -------         ------------
Timothy M. Aitken                  2000          $250,000      $140,000          $ --                  --          $72,090(2)
   Chairman of the Board           1999           250,000       100,000            --                  --           39,228(2)
   and Chief Executive Officer     1998           234,423            --            --             150,000           52,742(2)

Sarah L. Eames                     2000          $256,154      $160,000          $ --                  --           $7,150(2)
President                          1999           240,000       100,000            --                  --            5,200(2)
                                   1998           187,404            --            --             100,000               --

Wayne A. Palladino(1)              2000          $275,191(4)   $150,000          $ --                  --           $6,825(2)
   Senior Vice President           1999           225,000       100,000            --                  --           91,866(3)
   and Chief Financial Officer     1998           181,731            --            --             100,000               --

(1) Mr. Palladino resigned as Senior Vice President and Chief Financial Officer on August 11, 2000.
(2)       Reflects reimbursement for certain travel expenses.
(3) Reflects forgiveness of a loan and reimbursement of certain travel expenses.
(4)       Includes $71,827 payout of vacation time accrued.


In fiscal 2000, there were no options granted to any of the Named Officers pursuant to the Company's 1992 Stock Option Plan.

                    AGGREGATE OPTION EXERCISES IN FISCAL 2000
                     AND 2000 FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                         UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                            ACQUIRED                      OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
NAME                      ON EXERCISE    VALUE REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                      -----------    --------------   --------------------------    --------------------------
Timothy M. Aitken              --              --            650,000    /         0             $0     /     $0
Sarah L. Eames                 --              --            160,000    /         0              0     /      0
John B. Wynne                  --              --                 --    /    50,000              0     /      0

-------------------------
(1) Calculated on the basis of $1.38 per share, the closing sale price of the Common Stock as reported on the American Stock Exchange on September 30, 2000, minus the exercise price.

                  COMPENSATION OF DIRECTORS

                  See "Directors and Officers of the Company" with respect to compensation of non-employee directors.

                  EMPLOYMENT AGREEMENTS; TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

                  In January 1997, the Company entered into an employment agreement with Mr. Aitken, which expired in January 1998. The agreement renewed for a one-year term in January 1998 and will renew for one-year terms absent notice of non-renewal from either party. Effective October 1, 2000 this agreement provides for a base salary of $350,000. The agreement contains, among other things, customary confidentiality and termination provisions and provides that in the event of the termination of the executive following a "change of control" of the Company (as defined therein), Mr. Aitken will be entitled to receive a cash payment of up to 2.9 times his average annual base salary during the preceding five years.

                  In connection with Ms. Eames' employment with the Company, the Company has agreed that if Ms. Eames' employment is terminated (other than for cause), she will be entitled to one year's salary plus relocation expenses to California. Effective October 1, 2000, Ms. Eames agreement provides for a base salary of $325,000.

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation Committee of the Board of Directors consists of Messrs. Ranieri and Shay. Messrs. Ranieri and Shay among others, control the general partner of HPII and the Fund, each of which are principal shareholders of the Company, which principal shareholders engaged in certain transactions with the Company described herein under the heading "Certain Relationships and Related Transactions -Transactions with Principal Shareholders. See also "Directors and Officers of the Company" and "Board Committees."

                  STOCK OPTION PLANS

                  1992 Stock Option Plan.

                  In July 1992, the Company's Board of Directors and shareholders approved the Company's 1992 Stock Option Plan (the "1992 Option Plan"). The 1992 Option Plan provides for the grant of options to key employees, officers, directors and non-employee independent contractors of the

Company. The 1992 Option Plan is administered by the Compensation Committee of the Board of Directors. Beginning in fiscal 1999 and ending in July 2002 the number of shares available for issuance under the 1992 Option Plan, as amended, increases by one percent of the number of shares of Common Stock outstanding as of the first day of each fiscal year. As of the Record Date, the number of shares of Common Stock available for issuance thereunder is 1,466,000 shares.

                  Options granted under the 1992 Option Plan may be either incentive stock options ("Incentive Options"), which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify as Incentive Options ("Non-Qualified Options"). Under the 1992 Option Plan, the Compensation Committee may grant (i) Incentive Options at an exercise price per share which is not less than the fair market value of a share of Common Stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company) and (ii) Non-Qualified Options at an exercise price per share which is determined by the Compensation Committee (and which may be less than the fair market value of a share of Common Stock on the date on which such Non-Qualified Options are granted). The 1992 Option Plan further provides that the maximum period in which options may be exercised will be determined by the Compensation Committee, except that Incentive Options may not be exercised after the expiration of ten years from the date the Incentive Option was initially granted (and five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company). Under the 1992 Option Plan, if an optionee's employment is terminated, generally the unexercised Incentive Options must be exercised within three months after termination. However, if the termination is due to the optionee's death or permanent disability, the option must be exercised within one year of the termination of employment. If the optionee's employment is terminated for cause by the Company, or if the optionee voluntarily terminates his employment, generally his options will expire as of the termination date. Any option granted under the 1992 Option Plan will be nontransferable, except by will or by the laws of descent and distribution, and generally may be exercised upon payment of the option price in cash or by delivery of shares of Common Stock with a fair market value equal to the option price.

                  Shares delivered under the 1992 Option Plan will be available from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company. Shares of Common Stock that are subject to options under the 1992 Option Plan which have terminated or expired unexercised will return to the pool of shares available for issuance under the 1992 Option Plan.

                  On June 22, 2000, the Company granted options to purchase 50,000 shares of Common Stock at $1.81 per share under the 1992 Option Plan to Mr. Wynne. On December 6, 2000, the Company granted options to purchase shares of Common Stock at $1.75 per share under the 1992 Option Plan as follows: (i) 195,000 to Mr. Aitken, and (ii) 150,000 to Ms. Eames.

                  1997 Non-Employee Director Plan.

                  In May 1997, the Company adopted the Company's 1997 Option Plan for Non-Employee Directors (the "Director Plan") pursuant to which 100,000 shares of Common Stock of the Company were reserved for issuance upon the exercise of options granted to non-employee directors of the Company. The purpose of the Director Plan is to encourage ownership of Common Stock by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company. The Director Plan is administered by the Board of Directors. Directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company are eligible to participate in the Director Plan. The Director Plan will terminate in May 2007; however, options outstanding on the expiration of the term shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. The Board of Directors may suspend, terminate, revise or amend the Director Plan, subject to certain limitations.

                  Under the Director Plan, the Board of Directors may from time to time at its discretion determine which of the eligible directors should receive options, the number of shares subject to such options and the dates on which such options are to be granted. Each such option is immediately exercisable for a period of ten years from the date of grant generally, but may not be exercised more than 90 days after the date an optionee ceases to serve as a director of the Company. Options granted under the Director Plan are not transferable by the optionee other than by will, laws of descent and distribution, or as required by law.

                  Common Stock may be purchased from the Company upon the exercise of an option by payment in cash or cash equivalent, through the delivery of shares of Common Stock having a fair market value equal to the cash exercise price of the option or any combination of the above, subject to the discretion of the Board of Directors.

                  INDEMNIFICATION

                  As permitted under the Business Corporation Law of the State of New York, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of a fiduciary duty owed to the Company or its shareholders. By its terms and in accordance with the law of the State of New York, however, this provision does not eliminate or otherwise limit the liability of a director of the Company for any breach of duty based upon (i) an act or omission (A) resulting from acts committed in bad faith or involving intentional misconduct or involving a knowing violation of law or (B) from which the director personally derived a financial benefit to which he was not legally entitled, or (ii) an improper declaration of dividends or purchases of the Company's securities.

                  The Company's Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by New York law. The Company also has entered into indemnification agreements with each of its directors and officers.

                  EXECUTIVE BONUS PLAN

                  The Company has adopted a performance-based bonus plan pursuant to which it may grant bonuses to each of the Company's executive officers and certain other employees of the Company as may be designated by the Board of Directors. Under the bonus plan, participants may receive a bonus of up to 50% of their base salary. The grant of any bonus is within the sole discretion of the Compensation Committee based upon the overall performance of the Company and such bonuses may be paid, in whole or in part, in cash or in shares of Common Stock.

                  COMPENSATION COMMITTEE REPORT

                  Overall Policy.

                  The Company's executive compensation program is designed to be closely linked to corporate performance and returns to shareholders. To this end, the Company has developed a compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results.

                  Each year the Compensation Committee conducts a review of the Company's executive compensation program. This review includes comparing the Company's executive compensation, corporate performance, stock price appreciation and total return to shareholders to a peer group of public corporations that represent the Company's most direct competitors for executive talent. The peer groups used for compensation analysis generally are not the same as the peer group index in the Performance Graph included in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns. The annual compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation in the context of the compensation programs of other companies.

                  The Compensation Committee determines the compensation of the Named Officers and sets the policies for and reviews the compensation awarded to other executive officers of the Company.

                  The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements are discussed below. Although the elements of compensation described below are considered separately, the Compensation Committee generally takes into account the full compensation package afforded to the executive.

                  Base Salaries.

                  The base salary for an executive officer is initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

                  Annual salary adjustments are exclusive of those which have been determined pursuant to employment agreements, if any, and are determined by
(i) evaluating the performance of the Company and (ii) the performance of each executive, including any new responsibilities assumed by such person. In the case of executive officers with responsibility for a particular business division, such division's financial results also are considered. In evaluating the performance of the Company, the Compensation Committee, where appropriate, also considers non-financial indicia, including, but not limited to, increased market share, efficiency gains, improvements in quality and improvements in relations with customers, suppliers and employees.

                  The base salary for fiscal 2000 and for fiscal 2001 for Mr. Aitken, the Chairman and Chief Executive Officer of the Company was established pursuant to the terms of his employment agreement with the Company entered into in January 1997.

                  Annual Bonuses.

                  Subsequent to the fiscal year end the Compensation Committee awarded an annual performance bonus to each of Mr. Aitken and Ms. Eames in the amount of $150,000 in recognition of the overall performance of the Company, including its European operations.

                  Stock Options.

                  Under the 1992 Option Plan, stock options may be granted to, among others, the Company's directors, executive officers and employees. The Compensation Committee sets guidelines for the size of stock option awards based on similar factors as are used to determine base salaries and annual bonuses. In the event of poor corporate performance, the Compensation Committee can elect not to award any stock options.

                  Stock options are designed to align the interests of the Company's directors, executives and employees with those of its shareholders. Stock options are granted with an exercise price and vesting schedule designed to encourage the creation of shareholder value over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

                  No stock options were awarded by the Compensation Committee to the Company's executive officers during the fiscal year ended September 30, 2000 except to John B. Wynne who, in connection with his initial employment with the Company, received options to purchase 50,000 shares of Common Stock at an exercise price of $1.81 per share.

                  The Compensation Committee believes that significant equity interests in the Company held by the Company's management align the interests of shareholders and management.

                  Conclusion.

                  As is indicated by the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Compensation Committee intends to continue its practice of linking executive compensation to corporate performance and shareholders' returns, recognizing that the cyclical nature of the Company's business may, from time to time, result in a temporary imbalance over a particular period.

                          The Compensation Committee:
                                  Scott A. Shay
                                  Lewis S. Ranieri

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                  The information contained herein shall not be deemed "soliciting material" or to be "filed" with the Commission, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                  The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

                  In this context, the Audit Committee hereby reports as follows:

                  1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

                  2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61, as amended.

                  3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence.

                  4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Commission.

                  The undersigned members of the Audit Committee have submitted this Report to the Board of Directors:

                              The Audit Committee:
                                  G. Richard Green
                                  Jeffrey S. Peris
                                  Scott A. Shay


                  COMPARATIVE PERFORMANCE OF THE COMPANY

                  The Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published industry index or peer group. Effective April 30, 1999, the Company commenced trading its Common Stock on The American Stock Exchange ("AMEX"). One chart compares the Common Stock with (i) the NASDAQ National Market Index (the "NASDAQ/NM Index"), and (ii) a group of public companies listed on NASDAQ, each of which may be regarded as an alternate site healthcare provider (the "NASDAQ Index of Alternate Site Healthcare Providers"), and assumes an investment of $100 on October 31, 1995 in each of the Common Stock, the securities comprising the NASDAQ/NM Index and the securities comprising the NASDAQ Index of Alternate Site Healthcare Providers. The second chart compares the Common Stock with (i) the AMEX Stock Market Index (the "AMEX Index") and (ii) a group of public companies listed on AMEX, each of which may be regarded as an alternate site healthcare provider (the "AMEX Index of Alternate Site Providers"), and assumes an investment of $100 on October 31, 1995 in each of the Common Stock, the securities comprising the AMEX Index and the securities comprising the AMEX Index of Alternate Site Healthcare Providers.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                          TRANSWORLD HEALTHCARE, INC.


              Produced on 05/02/2001 including data to 09/29/2000


[GRAPHIC OMITTED]


                                     LEGEND

Symbol         CRSP Total Returns Index for:          10/1995       10/1996      09/1997      09/1998      09/1999      09/2000
------         ----------------------------           -------       -------      -------      -------      -------      -------
_______([])    Transworld Healthcare, Inc.             100.0         103.1         94.4         43.2         19.8         13.6

- - - -(*)     Nasdaq Stock Market (US Companies)      100.0         118.0        163.8        166.4        271.9        361.0

-------(^)     Nasdaq Health Services Stocks           100.0         114.6        133.9         90.1         83.4         96.7
               SIC 8000-8099 US & Foreign




NOTES:
     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
     D.  The index level for all series was set to $100.0 on 10/31/1995.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                          TRANSWORLD HEALTHCARE, INC.


              Produced on 05/02/2001 including data to 09/29/2000

[GRAPHIC OMITTED]

                                     LEGEND




Symbol           CRSP Total Returns Index for:               10/1995      10/1996     09/1997     09/1998     09/1999    09/2000
------           ----------------------------                -------      -------     -------     -------     -------    -------
________([])     Transworld Healthcare, Inc.                  100.0        103.1        94.4        43.2        19.8        13.6

- - - - (*)      AMEX Stock Market (US Companies)             100.0        103.8       133.1       124.7       160.8       199.1

--------(^)      AMEX Stocks (SIC 8000-8099 US Companies)     100.0        102.2       179.2       120.2       132.7       114.9
                 Health Services


NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D.   The index level for all series was set to $100.0 on 10/31/1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Transactions with Principal Shareholders.

                  Under a unit purchase agreement dated November 20, 1995, as amended (the "HPII Purchase Agreement") pursuant to which HPII acquired its initial equity interest in the Company, until July 31, 2001, HPII has the right to designate to the Board of Directors of the Company the greater of three directors or 40% of the number of directors constituting the entire Board of Directors. Messrs. Ranieri and Shay are the HPII designees presently serving on the Board of Directors.

                  The HPII Purchase Agreement also provides that for a period of five (5) years commencing on May 30, 1996, all shares of Common Stock held by HPII will be voted by HPII on any matter submitted to the shareholders in the same proportion as the votes cast by the other holders of Common Stock. Notwithstanding the foregoing, HPII retains its right to vote its shares of Common Stock in any manner it chooses with respect to the following specified matters: (i) the election to the Board of Directors of HPII's designees; (ii) amendments to the Company's By-Laws or Certificate of Incorporation; (iii) mergers and the sale, lease or exchange of the Company's assets; (iv) the authorization or issuance of Company securities; (v) a reclassification of securities or reorganization of the Company; (vi) the liquidation or dissolution of the Company; and (vii) any affiliated party transaction. The HPII Purchase Agreement provides that the requirement that HPII votes its shares in proportion with all other shareholders shall terminate in the event that the aggregate number of shares of Common Stock owned by former officers of the Company shall be less than 415,000 shares or on the date when any person or group unaffiliated with HPII becomes the beneficial owner of 25% or more of the then outstanding shares of the Company's capital stock.

                  The HPII Purchase Agreement further provides that commencing July 31, 1996, all actions to be taken by the Board of Directors will require the affirmative vote of a majority of the directors present at a duly constituted meeting (which is the status currently), except that it shall require the affirmative vote of 66-2/3% of the entire Board of Directors to authorize any action taken with respect to a proposed acquisition, whether by purchase of stock or assets, of another company and any action to increase above seven (7) the number of directors constituting the entire Board of Directors.

                  During the summer of 1999 the Company's United Kingdom operations were in the process of acquiring three nursing and career agencies when the Company was informed by its senior lenders that they would not consent to these pending acquisitions. The Company then requested that HPII complete these acquisitions on the Company's behalf. Affiliates of HPII (the "HP Affiliates") completed these acquisitions in August and September, 1999. Effective December 17, 1999, the Company acquired all three businesses from the HPII Affiliates for the aggregate amount of $2,992,000 representing HPII's acquisition cost plus, interest at a rate of 12% per annum and reimbursement of transaction costs. Messrs. Ranieri and Shay did not participate in any action by the Board of Directors with respect to these acquisitions.

                  Transactions with Directors and Executive Officers.

                  In connection with the refinancing of the Company's senior indebtedness which occurred on December 20, 1999, Mr. Aitken (the Company's Chairman and Chief Executive Officer), Ms. Eames (the Company's President), Mr. Palladino (the Company's former Chief Financial Officer), Mr. Green (a director of the Company) and certain other directors and officers of the Company's United Kingdom subsidiary Transworld Healthcare UK Limited ("TW UK") and its subsidiaries, co-invested, alongside the other purchasers of TW UK's senior subordinated notes and warrants, approximately $800,000, $100,000, $25,000, $80,000 and $1,100,000, respectively, in senior subordinated notes and also received warrants exercisable into approximately 2% in the aggregate of the fully diluted ordinary shares of TW UK. The terms of the senior subordinated notes and warrants acquired by the foregoing persons are identical to the senior subordinated notes and warrants acquired by the other purchasers in such refinancing.

                  In January, 2000, TW UK adopted a management incentive plan (the "UK Plan"). Under the UK Plan, a new class of redeemable shares (having a nominal value of 0.01p) in the capital of TW UK was created (the "Redeemable Shares"), which are redeemable in the manner described below. Pursuant to the UK Plan 9,800,000 Redeemable Shares are reserved for issuance. Under the UK Plan the Redeemable shares may be issued at their nominal value and with an option price set by the board of directors to TW UK (the "Initial Value"). On March 7, 2000, TW UK issued 3,500,000, 1,800,000 and 4,200,000 Redeemable Shares, with an Initial Value of 105p per share, to Mr. Aitken, Ms. Eames and various employees and members of management of TW UK and its subsidiaries, respectively. On July 10, 2000, 120,000 additional Redeemable Shares were issued to a member of management of TW UK and its subsidiaries with an Initial Value of 125p per share. The redemption rights attached to the Redeemable Shares are exercisable at any time during the period commencing on the date of a qualified public offering in the UK and ending 10 years from the date of issuance. The net effect of the exercise of redemption rights is that the holder acquires ordinary shares of TW UK at a price per ordinary share equal to the Initial Value. The Redeemable Shares do not carry any dividend or income rights and do not carry any dividend or income rights and do not carry any right to vote at general meetings of TW UK. All terms associated with the shares are fixed and the market value of an ordinary share of TW UK was less than the Initial Values of 105p and 125p and therefore no compensation expense has been recognized.

                  Certain directors of the Company have been granted options to purchase shares of Common Stock under the Company's stock option plans. See "Executive Compensation -- Stock Option Plans."

                PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

                  During the fiscal year ended September 30, 1999, PricewaterhouseCoopers LLP ("PwC") audited the accounts of the Company and its subsidiaries and also provided other audit and accounting services to the Company in connection with Commission filings.

                  On May 12, 2000, the Company dismissed PwC as its independent accountants. The decision to change accountants was approved by both the Company's Audit Committee and the Board of Directors.

                  In connection with the audits conducted and during the subsequent period through May 12, 2000, there were no disagreements between the Company and PwC on any matter of accounting principles or practice, financial statements, disclosure, auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In addition, the audit report of PwC on the consolidated financial statements of the Company as of and for the years ended September 30, 1999 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

                  On May 12, 2000, the Company retained Ernst & Young LLP as its independent accountants to audit the Company's financial statements. During the two years ended September 30, 1999 and 1998 and during the subsequent period ended May 12, 2000, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding (i) the application of accounting principles to any transaction either completed or proposed, or (ii) the type of audit opinion that might be rendered by Ernst & Young LLP on the Company's financial statements.

                  During the fiscal year ended September 30, 2000, Ernst & Young LLP audited the accounts of the Company and its subsidiaries and also provided other audit and accounting services to the Company in connection with Commission filings.

                  The aggregate fees billed for professional services by Ernst & Young LLP for the fiscal year ended September 30, 2000 were as follows:

                  Audit Fees: Ernst & Young LLP 's fees in connection with its quarterly reviews and year end audits for the fiscal year ended September 30, 2000 were $332,000.

                  Financial Information Systems Design and Implementation Fees:
There were no fees incurred for financial information systems design and implementation services.

                  All Other Fees: Ernst & Young LLP 's fees for all other services provided in the fiscal year ended September 30, 2000 totaled $406,000.

                  The Audit Committee has considered whether the provision of non-audit services has impaired the independence of Ernst & Young LLP.

                  Upon recommendation of the Audit Committee of the Board of Directors, the Board has appointed Ernst & Young LLP as the independent accountants for the fiscal year ending September 30, 2001. The shareholders are being asked to ratify this action of the Board. The ratification requires a majority vote of those shares of Common Stock represented at the Annual Meeting. In the event the ratification is not approved, the Board of Directors will reconsider its selection.

                  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the shareholders which they deem appropriate.

                  REQUIRED AFFIRMATIVE VOTE

                  Approval of the ratification of Ernst & Young LLP, as independent accountants of the Company for the fiscal year ending September 30, 2001 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends that the shareholders vote FOR Proposal II.

                           2001 SHAREHOLDER PROPOSALS

                  In order for shareholder proposals for the 2001 Annual Meeting of Shareholders to be eligible for inclusion in the Company's 2001 Proxy Statement, they must be received by the Company at its principal executive offices, 555 Madison Avenue, New York, New York 10022 (Attn: Secretary), prior to October 1, 2001. The Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the Company's 2001 Proxy Statement for the Annual Meeting.

                                  OTHER MATTERS

                  The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.

                             SOLICITATION OF PROXIES

                  Proxies are being solicited by and on behalf of the Board of Directors. The Company will bear the costs of preparing and mailing the proxy materials to its shareholders in connection with the Annual Meeting. The Company will solicit proxies by mail and the directors and certain officers and employees of the Company may solicit proxies personally or by telephone or telegraph. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. The Company also will request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable out-of-pocket expenses related thereto.

                             ADDITIONAL INFORMATION

                  The Company will make available to any shareholder, without charge, and upon a written request therefor, additional copies of the Company's Report on Form 10-K for the fiscal year ended September 30, 2000. Any such request should be directed to Transworld Healthcare, Inc., Attention: John B. Wynne at the following address: 555 Madison Avenue, New York, New York 10022.

                                           Leslie J. Levinson
                                             Secretary
May 23, 2001

                                      PROXY
                           TRANSWORLD HEALTHCARE, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints Sarah Eames and John B. Wynne (with full power to act without the other and with power to appoint his or her substitute) as the undersigned's proxies to vote all of the undersigned's shares of common stock of TRANSWORLD HEALTHCARE, INC., a New York corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 805 Third Avenue, New York, New York 10022, 20th Floor, on June 21, 2001 at 10:30 a.m., local time, and at any and all adjournments thereof as follows:



I.    ELECTION OF DIRECTORS          |_|     FOR all nominees listed below (except as marked to the contrary below)

                                     |_|     WITHOUT AUTHORITY to vote for all nominees listed below

NOMINEES:  TIMOTHY M. AITKEN, LEWIS S. RANIERI, SCOTT A. SHAY, JEFFREY S. PERIS and G. RICHARD GREEN.

(INSTRUCTION:                 To withhold authority to vote for any individual nominee, write that nominee's name on the line set forth below.)

-------------------------------------------------------------------------------

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II.     Proposal to ratify the Board of Directors' recommendation of Ernst &
        Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending September 30, 2001.

        |_|  FOR             |_|  AGAINST            |_|  ABSTAIN

III. In their discretion, such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

-------------------------------------------------------------------------------

        THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES LISTED IN ITEM I AND FOR THE PROPOSAL IN ITEM II.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on June 21, 2001, the Proxy Statement of the Company, each dated May __, 2001, and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, each of which has been enclosed herewith. The undersigned hereby revokes any proxy to vote shares of common stock of the Company heretofore given by the undersigned.

                             Dated:
                                   --------------------------------------------

                                   --------------------------------------------
                                                    Signature

                                   --------------------------------------------
                                              Signature, if held jointly

                                   --------------------------------------------
                                                 Title (if applicable)

                                   Please date, sign exactly as your name
                                   appears on this Proxy and promptly return in the enclosed envelope. In the case of joint ownership, each joint owner must sign. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.